Filed Pursuant to Rule 424(b)(5)

Registration No. 333-196111

PROSPECTUS SUPPLEMENT
(to the prospectus dated June 26, 2014)

Orient Paper, Inc.

1,562,500 Shares of Common Stock

Warrants to Purchase 781,250 Shares of Common Stock

We are offering up to1,562,500 shares of our common stock and warrants to purchase up to 781,250 shares of our common stock (and the shares of common stock issuable from time to time upon exercise of these warrants) pursuant to a securities purchase agreement, dated August 27, 2014. Each share of common stock we sell in this offering will be accompanied by a warrant to purchase one-half of one share of common stock at an exercise price for two warrants of $1.70 per share. Each share of common stock and accompanying warrant will be sold at a negotiated price of $1.60. The shares of common stock and warrants will be issued separately but can only be purchased together in this offering. We are also registering warrants to purchase up to 39,062 shares of our common stock (and the shares of common stock issuable from time to time upon exercise of these warrants) issuable to the placement agent in the offering under the registration statement of which this prospectus supplement forms a part and are issuing these warrants contemporaneously with this offering.

Our common stock is traded on the NYSE MKT under the symbol “ONP”. We do not intend to apply for any listing of the warrants on any securities exchange and we do not expect that the warrants will be quoted on that NYSE MKT. On August 25, 2014, the closing price of our common stock on the NYSE MKT was $2.02 per share.

	Per Share (1)	Total
Offering Price	$1.60	$2,500,000
Placement Agent’s Fees (2)	$0.08	$125,000
Offering Proceeds, Before Expenses, to us	$1.52	$2,375,000

(1)	Per share price represents the offering price for one share of common stock and a warrant to purchase one-half of one share of common stock.

(2)	In addition, we have agreed to issue to the placement agent warrants to purchase up to an aggregate of 2.5% of the aggregate number of shares of common stock sold in this offering and to pay to the placement agent a non-accountable expense allowance equal to $60,000 as described in the “Plan of Distribution” section herein.

H.C. Wainwright & Co., LLC has agreed to act as our placement agent in this offering. The placement agent is not purchasing any of the securities offered by us, and is not required to sell any specific number or dollar amount of securities, but will use its best efforts to sell the securities offered. We have agreed to pay the placement agent a placement fee equal to 5.0% of the aggregate gross proceeds of this offering or up to $125,000, to issue to the placement agent warrants to purchase up to an aggregate of 2.5% of the aggregate number of shares of common stock sold in the offering and to pay the placement agent a non-accountable expense allowance equal to $60,000. We estimate total expenses of this offering, excluding the placement agent fees, will be approximately $150,000. Because there is no minimum offering amount required as a condition to closing in this offering, the actual public offering amount, placement agent fees, and proceeds to us, if any, are not presently determinable and may be substantially less than the total maximum offering amounts set forth above. See “Plan of Distribution” beginning on page S-8 of this prospectus for more information on this offering and the placement agent arrangements.

Delivery of the shares of common stock and warrants is expected to be made on or about September 3, 2014, subject to customary closing conditions.

Investing in our securities involves a high degree of risk. Before deciding whether to invest in our securities, you should review carefully the risks and uncertainties described under the heading “Risk Factors” on page S-4 of this prospectus supplement. This prospectus supplement should be read in conjunction with and may not be delivered or utilized without the prospectus dated June 26, 2014.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is August 27, 2014.

Table of Contents

Prospectus Supplement

Prospectus

No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus supplement or the accompanying prospectus. You must not rely on any unauthorized information or representations. This prospectus supplement and the accompanying prospectus are an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus supplement and the accompanying prospectus is current only as of their respective dates.

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the accompanying base prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (“SEC”), utilizing a “shelf” registration process. Each time we sell securities under the accompanying base prospectus we will provide a prospectus supplement that will contain specific information about the terms of that offering, including the price, the amount of securities being offered and the plan of distribution. The shelf registration statement was initially filed with the SEC on May 20, 2014, and was declared effective by the SEC on June 26, 2014. This prospectus supplement describes the specific details regarding this offering and may add, update or change information contained in the accompanying prospectus. The accompanying base prospectus provides general information about us, some of which, such as the section entitled “Plan of Distribution,” may not apply to this offering.

If information in this prospectus supplement is inconsistent with the accompanying base prospectus or the information incorporated by reference, you should rely on this prospectus supplement. This prospectus supplement, together with the base prospectus and the documents incorporated by reference into this prospectus supplement and the base prospectus, includes all material information relating to this offering. We have not authorized anyone to provide you with different or additional information. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus, and the documents incorporated by reference in this prospectus supplement and the accompanying prospectus is accurate only as of the respective dates of those documents. Our business, financial condition, results of operations and prospects may have changed since those dates. You should carefully read this prospectus supplement, the base prospectus, the information and documents incorporated herein by reference and the additional information under the heading “Where You Can Find More Information” before making an investment decision.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference into the accompanying prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

Unless otherwise mentioned or unless the context requires otherwise, all references in this prospectus to “our Company,” “we,” “us,” “our” and “Orient Paper” refer to Orient Paper, Inc., a Nevada corporation.

FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and the documents we have filed with the SEC that are incorporated herein by reference contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Exchange Act. Forward-looking statements deal with our current plans, intentions, beliefs and expectations and statements of future economic performance. Statements containing terms such as “believe,” “do not believe,” “plan,” “expect,” “intend,” “estimate,” “anticipate” and other phrases of similar meaning are considered to contain uncertainty and are forward-looking statements. In addition, from time to time we or our representatives have made or will make forward-looking statements orally or in writing. Furthermore, such forward-looking statements may be included in various filings that we make with the SEC, or press releases or oral statements made by or with the approval of one of our authorized executive officers. These forward-looking statements are subject to certain known and unknown risks and uncertainties, as well as assumptions that could cause actual results to differ materially from those reflected in these forward-looking statements. Factors that might cause actual results to differ include, but are not limited to, those set forth under “Risk Factors” incorporated by reference in this prospectus supplement and those discussed in Item 7, “Management’s Discussion and Analysis of Financial Condition and Results of Operation,” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2013 and in Part I, Item 2, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our recent Quarterly Reports on Form 10-Q and in our future filings made with the SEC. Readers are cautioned not to place undue reliance on any forward-looking statements contained in this prospectus supplement, the accompanying prospectus or the documents we have filed with the SEC that are incorporated herein by reference, which reflect management’s opinions only as of their respective dates. Except as required by law, we undertake no obligation to revise or publicly release the results of any revisions to any forward-looking statements. You are advised, however, to consult any additional disclosures we have made or will make in our reports to the SEC on Forms 10-K, 10-Q and 8-K. All subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements contained in this prospectus, any prospectus supplement or any related issuer free writing prospectus.

S-1

SUMMARY

This summary highlights information contained elsewhere in this prospectus supplement, the accompanying base prospectus and the documents incorporated by reference. This summary does not contain all of the information that you should consider before deciding to invest in our securities. You should read this entire prospectus supplement and the accompanying base prospectus carefully, including the section entitled “Risk Factors” beginning on page S-4 and our consolidated financial statements and the related notes and the other information incorporated by reference into this prospectus supplement and the accompanying prospectus before making an investment decision.

Our Company

Overview

We are a leading manufacturer and distributor of diversified paper products in North China. We engage mainly in the production and distribution of packaging and printing paper products such as corrugating medium paper, offset printing paper, digital photo paper and other paper and packaging related products.

Our Products

Corrugating medium paper. Corrugating medium paper is used in the manufacturing of corrugated cardboards. After the launch of our new 360,000 tonnes/year PM6, corrugating medium paper becomes a major product of the Company and comprises approximately 78% of our total paper production quantities and roughly 64% of our total revenue for the year ended December 31, 2013, and approximately 81% of our total paper production quantities and roughly 67% of our total revenue for the six months ended June 30, 2014. Raw materials used in the production of corrugating medium paper include recycled paper board (or Old Corrugated Cardboard, “OCC”) and certain supplementary agents.

Offset printing paper. Offset printing paper is used for offset printing. Our medium-grade offset printing paper comprises approximately 21% of our total paper production quantities and approximately 32% of our total sales revenue for the year ended December 31, 2013 and approximately 18% of our total paper production quantities and approximately 29% of our total sales revenue for the six months ended June 30, 2014. The offset printing paper we manufacture is typically coated and brightened. Raw materials used in the production of offset printing paper may include recycled white scrap paper, wood pulp, fluorescent whitening agent, sizing agent and pulvis talc. We have not produced any high-grade offset printing paper and have not used wood pulp as a source of raw material since the fourth quarter of year 2009. We currently have two production lines, PM2 and PM3 for the production of offset printing paper.

Digital photo paper. Starting in March 2010, we began producing digital photo papers that are cast-coating, and water-proof. These digital photo papers are sold to printing companies and paper distributors, who eventually sell to advertising companies and printing companies which use photo-quality paper for multiple-color printing or local photo studios for production of special event printouts or personal home printing use. Our digital photo paper comprises approximately 1% of our total paper production quantities and approximately 4% of our total sales revenue for the year ended December 31, 2013 and approximately 1% of our total paper production quantities and approximately 4% of our total sales revenue for the six months ended June 30, 2014. We have two photo paper coating lines, PM4 and PM5, that produce digital photo paper products.

Our Customers and Market

We generally sell our products to companies making corrugated cardboards (in the case of our packaging products like corrugating medium paper) and to printing companies (in the case of our printing paper products). We also sell digital photo paper mainly to distributors and advertising/printing companies. Our primary market has been the region of North China, especially in the province of Hebei. We target corporate customers in the middle range of the marketplace, where products such as corrugating medium paper and mid-grade offset printing paper with reasonable quality and competitive pricing have potential for high volume growth.

Company Information

Our principal executive offices are located at Science Park, Juli Road, Xushui County, Baoding City, Hebei Province, People’s Republic of China. Our telephone number is (86) 312-869-8215. Our website is located at http://www.orientpaperinc.com. Information contained on, or that can be accessed through, our website in not part of this prospectus.

Working Capital Deficiency; Going Concern

As of June 30, 2014, the Company had current assets of $32,215,826 and current liabilities of $40,949,564 (including amounts due to related parties for $2,406,262), resulting in a working capital deficit of approximately $8,733,738; while as of December 31, 2013, the Company had current assets of $25,953,328 and current liabilities of $28,372,723 (including amounts due to related parties for $2,266,961), resulting in a working capital deficit of approximately $2,419,395. We are currently seeking to restructure the term of our liabilities by raising funds through long-term loans to pay off liabilities with shorter terms. Our ability to continue as a going concern is dependent upon our obtaining the necessary financing or negotiating the terms of the existing short-term liabilities to meet our current and future liquidity needs. Although management believes it can secure financial resources to satisfy the Company's current liabilities and the capital expenditure needs in the next 12 months, there can be no guarantee that we can secure these financial resources. Therefore, there is a substantial doubt about the ability of the Company to continue as going concern. Our condensed consolidated financial statements do not include any adjustments that might be necessary if we are unable to continue as a going concern.

S-2

The Offering

The following is a brief summary of some of the terms of the offering and is qualified in its entirety by reference to the more detailed information appearing elsewhere in this prospectus supplement and the accompanying prospectus. For a more complete description of the terms of our common stock, see the “Description of Securities We Are Offering” section in this prospectus supplement.

Securities offered by us in this offering	1,562,500 shares of our common stock, par value $0.001 per share. Warrants to purchase up to 781,250 shares of common stock, with an exercise price equal to $1.70 per share.
Offering price	$1.60 per share of common stock and accompanying warrant to purchase our common stock.
Warrant Exercise Price	$1.70 per share; with two warrants being exercisable for one share of common stock.
Placement agent warrants

We are also registering warrants to purchase up to 39,062 shares of our common stock (and the shares of common stock issuable from time to time upon exercise of these warrants) issuable to the placement agent in the offering under the registration statement of which this prospectus supplement forms a part. The placement agent warrants shall have substantially the same terms as the warrants offered in this offering, except that the exercise price shall be $2.00 per share and the expiration date shall be five years from the effective date of the registration statement of which this prospectus forms a part.

Common stock outstanding immediately before this offering*	18,753,900 shares
Common stock to be outstanding immediately after this offering

20,316,400 shares (assuming the sale of all shares covered by this prospectus and assuming no exercise of any of the warrants offered hereby or of the warrants issued to the Placement Agent or of any of the warrants issued to the placement agent in connection with this offering).

Use of proceeds	We expect to use the proceeds received from the offering to fund our working capital and general corporate purposes. See “Use of Proceeds.”
Risk factors

See “Risk Factors” and other information included in this prospectus supplement and the accompanying prospectus or incorporated herein and therein by reference for a discussion of factors you should carefully consider before deciding to invest in our common stock.

NYSE MKT symbol	ONP. There is no established trading market for the warrants and we do not expect a market to develop.

*The number of shares of our common stock outstanding immediately before and immediately after this offering excludes:

•	781,250 shares of common stock issuable upon exercise of the warrants being offered in this offering; and
•	39,062 shares of common stock issuable upon exercise of warrants issuable to the placement agents in connection with this offering.

S-3

RISK FACTORS

Investing in our securities involves a high degree of risks. Before making an investment decision, you should carefully consider the risks described under “Risk Factors” in the applicable prospectus supplement and in our most recent Annual Report on Form 10-K for the fiscal year ended December 31, 2013 and in our Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2014, together with all of the other information appearing in this prospectus or incorporated by reference into this prospectus and any applicable prospectus supplement, in light of your particular investment objectives and financial circumstances. Our business, financial condition or results of operations could be materially adversely affected by any of these risks. The trading price of our securities could decline due to any of these risk factors, and you may lose all or any part of your investment.

S-4

USE OF PROCEEDS

We estimate the net proceeds to us from the sale of the securities offered under this prospectus, after deducting estimated placement agent fees and our other estimated offering expenses, will be approximately $2.17 million if we sell the maximum amount of common stock and warrants offered hereby. However, this is a best efforts offering with no minimum, and we may not sell all or any of the securities; as a result, we may receive significantly less in net proceeds, and the net proceeds received may not be sufficient to continue to operate our business. If a warrant holder elects to exercise the warrants issued in this offering, we may also receive proceeds from the exercise of the warrants. We cannot predict when or if the warrants will be exercised. It is possible that the warrants may expire and may never be exercised.

We expect to use the net proceeds from this offering (including any resulting from the exercise of warrants, if any) for working capital and general corporate purposes. Our management will have significant flexibility in applying the net proceeds of this offering.

S-5

DESCRIPTION OF SECURITIES WE ARE OFFERING

Common Stock

The material terms and provisions of our common stock and each other class of our securities that qualifies or limits our common stock are described under the caption “Description of Common Stock” starting on page 6 of the accompanying prospectus. As of August 26, 2014, we had 18,753,900 shares of common stock outstanding.

Warrants

The following is a brief summary of certain terms and conditions of the warrants and is subject in all respects to the provisions contained in the warrants.

Form. The warrants will be issued as individual warrants to each of the investors. You should review a copy of the form of warrant, which is attached as an exhibit to our Current Report on Form 8-K being filed with the SEC in connection with this offering, for a complete description of the terms and conditions of the warrants.

Exercisability. The warrants are exercisable at any time on or after the date of their original issuance, and at any time up to the date that is five years after such initial date of issuance. The warrants will be exercisable, at the option of each holder, in whole or in part by delivering to us a duly executed exercise notice and, at any time a registration statement registering the issuance of the shares of common stock underlying the warrants under the Securities Act is effective and available for the issuance of such shares, or an exemption from registration under the Securities Act is available for the issuance of such shares, by payment in full in immediately available funds for the number of shares of common stock purchased upon such exercise. If a registration statement registering the issuance of the shares of common stock underlying the warrants under the Securities Act is not then effective or available, the holder may only exercise the warrant through a cashless exercise, in which case the holder would receive upon such exercise the net number of shares of common stock determined according to the formula set forth in the warrant. No fractional shares of common stock will be issued in connection with the exercise of a warrant. In lieu of fractional shares, we will pay the holder an amount in cash equal to the fractional amount multiplied by the exercise price.

Exercise Limitation. A holder will not have the right to exercise any portion of the warrant if the holder (together with its affiliates) would beneficially own in excess of 4.99% of the number of shares of our stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the warrants. However, any holder may increase or decrease such percentage to any other percentage not in excess of 9.99% upon at least 61 days’ prior notice from the holder to us.

Exercise Price; Anti-Dilution. The initial exercise price per share of common stock purchasable upon exercise of the warrants is $1.70 per share of common stock. Two warrants are exercisable for each share of common stock. The exercise price is subject to appropriate adjustment in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting our common stock and also upon any distributions of assets, including cash, stock or other property to our stockholders.

Transferability. Subject to applicable laws, the warrants may be offered for sale, sold, transferred or assigned without our consent. There is currently no trading market for the warrants and a trading market is not expected to develop.

Exchange Listing. We do not plan to apply to list the warrants on the NYSE MKT, any other national securities exchange or any other nationally recognized trading system.

Fundamental Transactions. In the event of a fundamental transaction, as described in the warrants and generally including any reorganization, recapitalization or reclassification of our common stock, the sale, transfer or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person, the holders of the warrants will be entitled to receive upon exercise of the warrants the kind and amount of securities, cash or other property that the holders would have received had they exercised the warrants immediately prior to such fundamental transaction. In the event of a fundamental transaction that is an all cash transaction, a “going private” transaction as defined in Rule 13e-3 under the Exchange Act, or a fundamental transaction involving a person or entity not traded on a national securities exchange, the Company or any successor entity will, at the warrant holder’s option, purchase the warrants by paying to the warrant holder an amount of cash equal to the value of the remaining unexercised portion of the warrants on the date of the consummation of such fundamental transaction, as calculated based on the Black-Scholes Option Pricing Model obtained from the “OV” function on Bloomberg, L.P., determined as of the day of consummation of the applicable fundamental transaction for pricing purposes as set forth in the warrants.

Rights as a Stockholder. Except as otherwise provided in the warrants or by virtue of such holder’s ownership of shares of our common stock, the holder of a warrant does not have the rights or privileges of a holder of our common stock, including any voting rights, until the holder exercises the warrant.

Placement Agent Warrants. We are also registering warrants to purchase up to 39,062 shares of our common stock (and the shares of common stock issuable from time to time upon exercise of these warrants) issuable to the placement agent in the offering under the registration statement of which this prospectus supplement forms a part. The placement agent warrants shall have substantially the same terms as the warrants offered in this offering, except that the exercise price shall be $2.00 per share and the expiration date shall be five years from the effective date of the registration statement of which this prospectus forms a part.

S-6

PLAN OF DISTRIBUTION

We are offering up to 1,562,500 shares of our common stock and warrants to purchase up to 781,250 shares of our common stock. Each share of common stock we sell in this offering will be accompanied by a warrant to purchase one-half of one share of common stock at an exercise price of $1.70 per share, two warrants being exercisable for each share of common stock. Each share of common stock and accompanying warrant will be sold at a negotiated price of $1.60. The shares of common stock and warrants will be issued separately but can only be purchased together in this offering. There is no minimum offering amount required as a condition to closing, and we may sell significantly fewer shares of common stock and warrants in the offering.

We have entered into a securities purchase agreement directly with the investors in this offering. The securities purchase agreement contains customary representations, warranties and covenants for transactions of this type. These representations, warranties and covenants were made solely for purposes of the securities purchase agreement and should not be relied upon by any of our investors who are not parties to the agreement, nor should any such investor rely upon any descriptions thereof as characterizations of the actual state of facts or condition. Such investors are not third party beneficiaries under the securities purchase agreement.

We are offering the securities to the investors through H.C. Wainwright & Co., LLC (“Wainwright”), which has agreed to act as placement agent in connection with the offering pursuant to the terms of an engagement letter with us. The placement agent is not purchasing the securities offered by us, and is not required to sell any specific number or dollar amount of securities, but will assist us in this offering on a “reasonable best efforts” basis. Subject to the terms and conditions of the engagement letter, the placement agent is using its reasonable best efforts to introduce us to selected institutional investors who will purchase the shares directly from us. The placement agent has no obligation to buy any of the shares from us nor is it required to arrange the purchase or sale of any specific number or dollar amount of the shares, but has agreed to use its reasonable best efforts to arrange for the sale of all of the securities.

Upon the closing of this offering, we have agreed to pay the placement agent a placement fee equal to 5% of the aggregate gross proceeds to us from the sale of the common stock in the offering. We have agreed to pay to Wainwright a non-accountable expense allowance equal to $60,000. We estimate that total expenses of this offering, excluding placement agent fees, will be approximately $150,000. The following table shows the per share and total fees we will pay to the placement agent, assuming the sale of all of the securities being offered hereby. Because there is no minimum offering amount required as a condition to closing, the actual total proceeds received by us and total offering commissions and warrants issuable to the placement agent, if any, are not presently determinable and may be substantially less than the maximum amount set forth in the table below.

Per share	$0.08
Total	$125,000

In addition to the cash fees set forth above, we have agreed to issue to the placement agent warrants to purchase up to an aggregate of 2.5% of the aggregate number of shares of common stock sold in this offering (excluding any shares of common stock issuable upon exercise of the warrants). The placement agent warrants shall have substantially the same terms as the warrants offered in this offering, except that the compensation warrants will have an exercise price of $2.00 (125% of the public offering price per share) and a termination date of June 26, 2019, or the five year anniversary of the effective date of the registration statement of which this prospectus supplement forms a part. Pursuant to FINRA Rule 5110(g), the compensation warrants and any shares issued upon exercise of the compensation warrants shall not be sold, transferred, assigned, pledged, or hypothecated, or be the subject of any hedging, short sale, derivative, put, or call transaction that would result in the effective economic disposition of the securities by any person for a period of 180 days immediately following the date of effectiveness or commencement of sales of this offering, except the transfer of any security:

•	by operation of law or by reason of reorganization of our company;

•	to any FINRA member firm participating in the offering and the officers or partners thereof, if all securities so transferred remain subject to the lock-up restriction set forth above for the remainder of the time period;

•	if the aggregate amount of securities of our company held by the holder of the compensation warrants or related persons do not exceed 1% of the securities being offered;

•	that is beneficially owned on a pro-rata basis by all equity owners of an investment fund, provided that no participating member manages or otherwise directs investments by the fund, and participating members in the aggregate do not own more than 10% of the equity in the fund; or

•	the exercise or conversion of any security, if all securities received remain subject to the lock-up restriction set forth above for the remainder of the time period.

S-7

The warrants and the shares underlying the warrants issuable to the placement agent are being registered under the registration statement of which this prospectus supplement forms a part.

The placement agent shall also be entitled to the foregoing cash and warrant compensation (other than the unaccountable expense allowance) with respect to any investors introduced by the placement agent to us that invest in any subsequent capital-raising transaction during the 12-month period following the termination of the engagement letter.

Following the completion of this offering, we have granted the placement agent a right of first refusal under certain circumstances to act as financial advisor with respect to certain business transactions or to act as lead underwriter or placement agent in connection with any subsequent public or private offering of equity securities or other capital markets financing by us. This right of first refusal extends for twelve months from the date this offering is consummated.

We have agreed to indemnify the placement agent against certain liabilities under the Securities Act. The placement agent may be deemed to be an underwriter within the meaning of Section 2(a)(ii) of the Securities Act and any commissions received by it and any profit realized on the sale of securities by them while acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. The placement agent is required to comply with the requirements of the Securities Act and the Exchange Act, including without limitation, Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of shares of common stock and warrants to purchase shares of common stock by the placement agent. Under these rules and regulations, the placement agent may not (i) engage in any stabilization activity in connection with our securities or (ii) bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until they have completed their participation in the distribution. The placement agent has informed us that it will not engage in overallotment, stabilizing transactions or syndicate covering transactions in connection with this offering.

The engagement letter agreement provides that we will indemnify the placement agent against specified liabilities, including liabilities under the Securities Act.

The foregoing descriptions of the securities purchase agreement and the engagement letter are only summaries, do not purport to be complete and are qualified in their entirety by reference to the securities purchase agreement and the engagement letter, copies of which are attached as exhibits to our Current Report on Form 8-K being filed with the SEC in connection with this offering and are incorporated herein by reference.

We currently anticipate that the closing of the sale of the shares of common stock and warrants offered pursuant to this prospectus supplement will take place on or about September 3, 2014. The securities purchase agreement provides that the obligations of the investors to close this offering are subject to certain conditions, including the absence of any material adverse change in our business and the receipt of customary legal opinions, letters and certificates.

This prospectus supplement will be distributed to the investors who agree to purchase the securities and will inform the investors of the closing date as to such securities. The investors will also be informed of the date and manner in which they must transmit the purchase price for their shares. We will deposit the shares of our common stock with The Depository Trust Company once the funds have been received. At the closing, The Depository Trust Company will credit the shares to the account of the investors. We will mail warrants directly to the investors at the address for such investor set forth in the securities purchase agreement.

The transfer agent and registrar for our common stock is Empire Stock Transfer Inc., 859 Whitney Mesa Dr., Henderson, NV 89014.

Our common stock is listed on the NYSE MKT under the symbol “ONP”.

S-8

LEGAL MATTERS

The validity of the securities offered by this prospectus supplement will be passed upon for us by Brownstein Hyatt Farber Schreck, LLP, Las Vegas, Nevada and by DLA Piper LLP (US), New York, New York. Ellenoff Grossman & Schole, LLP, New York, New York is acting as counsel for the placement agent in connection with the securities offered hereby.

EXPERTS

The consolidated financial statements as of December 31, 2012, and 2013 and for each of the two years in the period ended December 31, 2013 incorporated by reference in this prospectus have been so incorporated in reliance on the reports of BDO China Shu Lun Pan Certified Public Accountants LLP, an independent registered public accounting firm, also incorporated herein by reference, and given on the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports and proxy statements and other information with the SEC. You may read and copy any document that we file at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room. Our SEC filings are also available on the SEC’s web site at http://www.sec.gov. Copies of certain information filed by us with the SEC are also available on our web site at http://www.oncosec.com. We have not incorporated by reference into this prospectus the information on our website, and you should not consider it to be a part of this document.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with it. This means that we can disclose important information to you in this prospectus by referring you to another document. The information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the SEC will automatically update and supersede information contained in this prospectus and any accompanying prospectus supplement. We incorporate by reference the documents listed below that we have previously filed with the SEC (excluding any portions of any Form 8-K that are not deemed “filed” pursuant to the General Instructions of Form 8-K):

•	our Annual Report on Form 10-K for the year ended December 31, 2013, filed with the SEC on March 25, 2014;
•	our Quarterly Reports on Form 10-Q for the quarters ended June 30, 2014 and March 31, 2014 and filed with the SEC on August 13, 2014 and May 15, 2014, respectively;
•	our Current Reports on Form 8-K filed with the SEC on August 26, 2014, July 2, 2014, May 28, 2014, March 6, 2014 and March 5, 2014; and
•	the description of our Common Stock contained in our Registration Statement on Form 8-A filed May 10, 2007 (File No. 000-52639), including any amendment or report filed for the purpose of updating such description.

We also incorporate by reference into this prospectus additional documents that we may file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the completion or termination of the offering, including all such documents we may file with the SEC after the date of the initial registration statement and prior to the effectiveness of the registration statement, but excluding any information deemed furnished and not filed with the SEC. Any statements contained in a previously filed document incorporated by reference into this prospectus is deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus, or in a subsequently filed document also incorporated by reference herein, modifies or supersedes that statement.

We will provide without charge to each person, including any beneficial owner, to whom a prospectus is delivered, on written or oral request of that person, a copy of any or all of the documents we are incorporating by reference into this prospectus, other than exhibits to those documents unless such exhibits are specifically incorporated by reference into those documents. Such written requests should be addressed to Orient Paper, Inc., Science Park, Juli Road, Xushui County, Baoding City, Hebei Province, People’s Republic of China 072550. Our telephone number is 011- (86) 312-8698215.

S-9

PROSPECTUS

$10,000,000

Orient Paper, Inc.

Common Stock

Warrants

Debt Securities

Units

We may from time to time, in one or more offerings at prices and on terms that we will determine at the time of each offering, sell common stock, warrants debt securities, or a combination of these securities, or units for an aggregate initial offering price of up to $10,000,000. This prospectus provides you with a general description of the securities we may offer. Each time we offer and sell securities, we will provide you with a prospectus supplement that will contain specific information about the terms of that offering. Any prospectus supplement may also add, update, or change information contained in this prospectus. You should carefully read this prospectus and the applicable prospectus supplement as well as the documents incorporated or deemed to be incorporated by reference in this prospectus before you invest.

Our common stock is currently traded on the NYSE MKT under the symbol “ONP.” On June 17, 2014, the last reported sales price for our common stock was $2.28 per share. Pursuant to General Instruction I.B.6 of Form S-3, so long as our public float remains below $75.0 million, in no event will we sell securities in a public primary offering with a value exceeding more than one-third of our public float in any 12-month period.

We may sell the securities directly to you, through agents we select, or through underwriters and dealers we select, on a continuous or delayed basis. If we use agents, underwriters or dealers to sell the securities, we will name them and describe their compensation in a prospectus supplement. The price to the public of such securities and the net proceeds we expect to receive from such sale will also be set forth in a prospectus supplement.

The securities offered by this prospectus involve a high degree of risk. See “Risk Factors” beginning on page 4 of this prospectus in the applicable prospectus supplement. We may include additional risk factors in an applicable prospectus supplement under the heading “Risk Factors.” You should review that section of the prospectus supplement for a discussion of matters that investors in our securities should consider.

This prospectus may not be used to offer and sell securities unless accompanied by a prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This prospectus is dated June 26, 2014

You should rely only on the information contained in this prospectus and the documents incorporated by reference in this prospectus. We have not provided, and we have not authorized anyone else to provide, different information to you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus does not constitute an offer to sell, or a solicitation of an offer to purchase, the securities offered by this prospectus in any jurisdiction to or from any person to whom or from whom it is unlawful to make such offer or solicitation of an offer in such jurisdiction. You should not assume that the information contained in this prospectus or any document incorporated by reference is accurate as of any date other than the date on the front cover of the applicable document. Neither the delivery of this prospectus nor any distribution of securities pursuant to this prospectus shall, under any circumstances, create any implication that there has been no change in the information set forth or incorporated by reference into this prospectus or in our affairs since the date of this prospectus. Our business, financial condition, results of operations and prospects may have changed since that date.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or SEC, using a “shelf” registration process. Under this shelf registration process, we may sell any combination of the securities described in this prospectus in one of more offerings up to a total dollar amount of proceeds of $10,000,000. This prospectus provides you with a general description of the securities that we may offer and the manner in which the securities may be offered. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering, including the specific amounts, prices and terms of the securities offered. The prospectus supplement may also add, update or change information contained in this prospectus or in documents incorporated by reference in this prospectus. The prospectus supplement may also include a discussion of certain United States federal income tax consequences and any risk factors or other special considerations applicable to those securities. To the extent that any statement that we make in a prospectus supplement is inconsistent with statements made in this prospectus or in documents incorporated by reference in this prospectus, you should rely on the information in the prospectus supplement. You should carefully read both this prospectus and any prospectus supplement together with the additional information described under “Where You Can Find More Information” before investing.

The terms “Orient Paper,” the “Company,” “we,” “our” or “us” in this prospectus refer to Orient Paper, Inc., a Nevada corporation, and its subsidiaries and variable internal entities, unless the context requires otherwise.

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CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus includes and incorporates forward-looking statements within the meaning of Section 27A of the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. All statements, other than statements of historical facts, included or incorporated in this prospectus regarding our strategy, future operations, financial position, future revenues, projected costs, prospects, plans and objectives of management are forward-looking statements. The words “anticipates,” “believes,” “continue,” “could,” “estimates,” “expects,” “intends,” “may,” “might,” “plans,” “possible,” “potential,” “predicts,” “projects,” “seeks,” “should,” “will,” “would” and similar expressions, or the negatives of such terms, may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. We cannot guarantee that we actually will achieve the plans, intentions or expectations disclosed in our forward-looking statements and you should not place undue reliance on our forward-looking statements. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements, including, without limitation, the following:

•	the effect of political, economic, and market conditions;

•	regulatory changes that affect our business;

•	the availability of funds and working capital;

•	the actions and initiatives of current and potential competitors;

•	investor sentiment;

•	our reputation; and

•	other factors, including those described in this prospectus under the heading “Risk Factors,” as well as factors set forth in other filings we make with the SEC.

Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

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ABOUT ORIENT PAPER

Overview

We are a leading manufacturer and distributor of diversified paper products in North China. We engage mainly in the production and distribution of packaging and printing paper products such as corrugating medium paper, offset printing paper, digital photo paper and other paper and packaging related products.

Our Products

Corrugating medium paper. Corrugating medium paper is used in the manufacturing of corrugated cardboards. After the launch of our new 360,000 tonnes/year PM6, corrugating medium paper becomes a major product of the Company and comprises approximately 78% of our total paper production quantities and roughly 64% of our total revenue for the year ended December 31, 2013. Raw materials used in the production of corrugating medium paper include recycled paper board (or Old Corrugated Cardboard, “OCC”) and certain supplementary agents. In January 2013, we removed PM1, which was previously used to produce corrugating medium paper, from production. We are currently in the process of renovating and converting PM1. We expect PM1 to produce up to 50,000 tonnes/year of insulation liner paper upon the completion of the renovation, which is scheduled for the second quarter of 2014. We currently have only one production line (PM6) that produces corrugating medium paper.

Offset printing paper. Offset printing paper is used for offset printing. Our medium-grade offset printing paper comprises approximately 21% of our total paper production quantities and approximately 32% of our total sales revenue for the year ended December 31, 2013. The offset printing paper we manufacture is typically coated and brightened. Raw materials used in the production of offset printing paper may include recycled white scrap paper, wood pulp, fluorescent whitening agent, sizing agent and pulvis talc. We have not produced any high-grade offset printing paper and have not used wood pulp as a source of raw material since the fourth quarter of year 2009. We currently have two production lines, PM2 and PM3 for the production of offset printing paper.

Digital photo paper. Starting in March 2010, we began producing digital photo papers that are cast-coating, and water-proof. These digital photo papers are sold to printing companies and paper distributors, who eventually sell to advertising companies and printing companies which use photo-quality paper for multiple-color printing or local photo studios for production of special event printouts or personal home printing use. Our digital photo paper comprises approximately 1% of our total paper production quantities and approximately 4% of our total sales revenue for the year ended December 31, 2013. We have two photo paper coating lines, PM4 and PM5, that produce digital photo paper products.

Our Customers and Market

We generally sell our products to companies making corrugated cardboards (in the case of our packaging products like corrugating medium paper) and to printing companies (in the case of our printing paper products). We also sell digital photo paper mainly to distributors and advertising/printing companies. Our primary market has been the region of North China, especially in the province of Hebei. We target corporate customers in the middle range of the marketplace, where products such as corrugating medium paper and mid-grade offset printing paper with reasonable quality and competitive pricing have potential for high volume growth.

Company Information

Our principal executive offices are located at Science Park, Juli Road, Xushui County, Baoding City, Hebei Province, People’s Republic of China. Our telephone number is (86) 312-869-8215. Our website is located at http://www.orientpaperinc.com. Information contained on, or that can be accessed through, our website in not part of this prospectus.

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RISK FACTORS

Investing in our securities involves a high degree of risks. Before making an investment decision, you should carefully consider the risks described under “Risk Factors” in the applicable prospectus supplement and in our most recent Annual Report on Form 10-K, and any updates in our Quarterly Reports on Form 10-Q, together with all of the other information appearing in this prospectus or incorporated by reference into this prospectus and any applicable prospectus supplement, in light of your particular investment objectives and financial circumstances. Our business, financial condition or results of operations could be materially adversely affected by any of these risks. The trading price of our securities could decline due to any of these risk factors, and you may lose all or any part of your investment.

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USE OF PROCEEDS

Unless otherwise indicated in a prospectus supplement, we intend to use the net proceeds from the sale of the securities under this prospectus for various business purposes, including short-term debt repayments, capital expenditures, working capital, and other general corporate purposes.

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DESCRIPTION OF SECURITIES

We may offer, from time to time, in one or more offerings, up to $10,000,000 of the following securities:

•	common stock

•	warrants;

•	debt securities; or

•	units comprised of common stock and warrants.

The aggregate offering price of the offered securities that we may issue will not exceed $10,000,000. This prospectus contains a summary of the general terms of the various securities that we may offer. The prospectus supplement relating to the offer and sale of any particular securities will describe the specific terms of those securities, which may be in addition to or different from the general terms summarized in this prospectus. Because the summary in this prospectus and in any prospectus supplement does not contain all of the information that you may find useful, you should read the documents relating to the securities that are described in this prospectus or in any applicable prospectus supplement. Please read “Where You Can Find More Information” to find out how you can obtain a copy of those documents.

The applicable prospectus supplement will also contain the terms of a given offering, the initial offering price and our net proceeds. Where applicable, a prospectus supplement will also describe any material United States federal income tax consequences relating to the securities offered and indicate whether the securities offered are or will be quoted or listed on any quotation system or securities exchange.

DESCRIPTION OF COMMON STOCK

We are authorized to issue up to 500,000,000 shares of common stock, $0.001 par value per share. As of June 17, 2014, we had approximately 18,753,900 shares of common stock issued and outstanding.

General

Each outstanding share of common stock is entitled to one vote, either in person or by proxy, on all matters that may be voted upon by their holders at meetings of the stockholders.

Holders of our common stock:

(i)	have equal ratable rights to dividends from funds legally available therefore, if declared by the Board of Directors;

(ii)	are entitled to share ratably in all our assets available for distribution to holders of common stock upon our liquidation, dissolution or winding up;

(iii)	do not have preemptive, subscription or conversion rights; and

(iv)	are entitled to one non-cumulative vote per share on all matters on which stockholders may vote at all meetings of our stockholders.

The holders of shares of our common stock do not have cumulative voting rights, which means that the holder or holders of more than fifty percent (50%) of outstanding shares voting for the election of directors can elect all of our directors if they so choose and, in such event, the holders of the remaining shares will not be able to elect any of the our directors.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Empire Stock Transfer Inc., 859 Whitney Mesa Dr., Henderson, NV 89014.

Listing

Our common stock is currently traded on the NYSE MKT under the symbol “ONP”.

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DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of common stock. Warrants may be issued independently or together with shares of common stock, and may be attached to or separate from the common stock. We will issue each series of warrants under a separate warrant agreement to be entered into between us and the party or parties named therein which may include a warrant agent named in the warrant agreement and the related prospectus supplement. The warrant agent, if any, will act solely as our agent in connection with the warrants of that series and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants. This summary of some provisions of the securities warrants is not complete. You should refer to the securities warrant agreement, including the forms of securities warrant certificate representing the securities warrants, relating to the specific securities warrants being offered for the complete terms of the securities warrant agreement and the securities warrants. The securities warrant agreement, together with the terms of the securities warrant certificate and securities warrants, will be filed with the SEC in connection with the offering of the specific warrants.

The applicable prospectus supplement relating to the offering of warrants or units will describe the terms of the warrants being offered and will include, as applicable, some or all of the following:

•	The title of the warrants;

•	The aggregate number of the warrants;

•	The price or prices at which the warrants will be issued;

•	The designation, amount and terms of the offered securities purchasable upon exercise of the warrants;

•	if applicable, the date on and after which the warrants and the offered securities purchasable upon exercise of the warrants will be separately transferable;

•	The terms of the securities purchasable upon exercise of such warrants and the procedures and conditions relating to the exercise of such warrants;

•	Any provisions for adjustment of the number or amount of securities receivable upon exercise of the warrants or the exercise price of the warrants;

•	The price or prices at which and currency or currencies in which the offered securities purchasable upon exercise of the warrants may be purchased;

•	The date on which the right to exercise the warrants shall commence and the date on which the right shall expire;

•	The minimum or maximum amount of the warrants that may be exercised at any one time;

•	information with respect to book-entry procedures, if any;

•	if appropriate, a discussion of Federal income tax consequences; and

•	Any other material terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

The description in the prospectus supplement will not necessarily be complete and will be qualified in its entirety by reference to the form of the applicable warrant agreement, which will be filed with the SEC.

Warrants will be offered and exercisable for U.S. dollars only. Warrants will be issued in registered form only.

Upon receipt of payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will, as soon as practicable, forward the purchased securities. If less than all of the warrants represented by the warrant certificate are exercised, a new warrant certificate will be issued for the remaining warrants.

Prior to the exercise of any securities warrants to purchase common stock, holders of the warrants will not have any of the rights of holders of the common stock purchasable upon exercise, including in the case of securities warrants for the purchase of common stock, the right to vote or to receive any payments of dividends on the common stock purchasable upon exercise.

Each applicable warrant agreement will be governed by, and construed in accordance with, the laws of New York.

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DESCRIPTION OF DEBT SECURITIES

This section describes the general terms and provisions of the debt securities that we may offer using this prospectus and the related indenture. This section is only a summary and does not purport to be complete. Unless otherwise specified in the applicable prospectus supplement, the debt securities will be issued under an indenture between the trustee named in the applicable prospectus supplement (the “indenture”) and us. You must look to the relevant form of debt security and the related indenture for a full understanding of all terms of any series of debt securities. The form of debt security and the related indenture have been or will be filed or incorporated by reference as exhibits to the registration statement of which this prospectus is a part.

A prospectus supplement will describe the specific terms of any particular series of debt securities offered under that prospectus supplement and any special considerations, including tax considerations, applicable to investing in those debt securities. In some instances, certain of the precise terms of debt securities you are offered may be described in a further prospectus supplement, known as a pricing supplement. If information in a prospectus supplement is inconsistent with the information in this prospectus, then the information in the prospectus supplement will apply and, where applicable, supersede the information in this prospectus.

The amount of debt securities we may offer using this prospectus will be limited to the amount of securities described on the cover of this prospectus that we have not already issued or reserved for issuance. We may also issue debt securities pursuant to the related indentures in transactions that are exempt from the registration requirements of securities laws. We will not consider those debt securities in determining the aggregate amount of securities issued under this prospectus.

General

The debt securities that we may offer by this prospectus consist of notes, debentures or other evidences of indebtedness. Any debt securities that we offer and sell will be our direct obligations. Debt securities may be issued in one or more series. All debt securities of any one series need not be issued at the same time, and unless otherwise provided, a series of debt securities may be reopened, with the required consent of the holders of outstanding debt securities, for issuance of additional debt securities of that series or to establish additional terms of that series of debt securities (with such additional terms applicable only to unissued or additional debt securities of that series). The form of indenture has been filed as an exhibit to the registration statement of which this prospectus is a part and is subject to any amendments or supplements that we may enter into with the trustee(s). The material terms of the indenture are summarized below and we refer you to the indenture for a detailed description of these material terms. Additional or different provisions that are applicable to a particular series of debt securities will, if material, be described in a prospectus supplement relating to the offering of debt securities of that series. These provisions may include, among other things and to the extent applicable, the following:

•	the title of the debt securities, including, as applicable, whether the debt securities will be issued as senior debt securities, senior subordinated debt securities or subordinated debt securities, any subordination provisions particular to the series of debt securities;

•	any limit on the aggregate principal amount of the debt securities;

•	if other than 100% of the aggregate principal amount, the percentage of the aggregate principal amount at which we will sell the debt securities (i.e., original issuance discount);

•	the date or dates, whether fixed or extendable, on which the principal of the debt securities will be payable;

•	the rate or rates, which may be fixed or variable, at which the debt securities will bear interest, if any, the date or dates from which any such interest will accrue, the interest payment dates on which we will pay any such interest, the basis upon which interest will be calculated if other than that of a 360-day year consisting of twelve 30-day months, and, in the case of registered securities, the record dates for the determination of holders to whom interest is payable;

•	the place or places where the principal of and any premium or interest on the debt securities will be payable and where the debt securities may be surrendered for conversion or exchange;

•	whether we may, at our option, redeem the debt securities, and if so, the price or prices at which, the period or periods within which and the terms and conditions upon which, we may redeem the debt securities, in whole or in part, pursuant to any sinking fund or otherwise;

•	if other than 100% of the aggregate principal amount thereof, the portion of the principal amount of the debt securities which will be payable upon declaration of acceleration of the maturity date thereof or provable in bankruptcy, or, if applicable, which is convertible or exchangeable;

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•	any obligation we may have to redeem, purchase or repay the debt securities pursuant to any sinking fund or analogous provisions or at the option of a holder of debt securities, and the price or prices at which, the currency in which and the period or periods within which, and the terms and conditions upon which, the debt securities will be redeemed, purchased or repaid, in whole or in part, pursuant to any such obligation, and any provision for the remarketing of the debt securities;

•	the issuance of debt securities as registered securities or unregistered securities or both, and the rights of the holders of the debt securities to exchange unregistered securities for registered securities, or vice versa, and the circumstances under which any such exchanges, if permitted, may be made;

•	the denominations, which may be in United States Dollars or in any foreign currency, in which the debt securities will be issued, if other than denominations of $1,000 and any integral multiple thereof;

•	whether the debt securities will be issued in the form of certificated debt securities, and if so, the form of the debt securities (or forms thereof if unregistered and registered securities are issuable in that series), including the legends required by law or as we deem necessary or appropriate, the form of any coupons or temporary global security which may be issued and the forms of any other certificates which may be required under the indenture or which we may require in connection with the offering, sale, delivery or exchange of the debt securities;

•	if other than United States Dollars, the currency or currencies in which payments of principal, interest and other amounts payable with respect to the debt securities will be denominated, payable, redeemable or repurchasable, as the case may be;

•	whether the debt securities may be issuable in tranches;

•	the obligations, if any, we may have to permit the conversion or exchange of the debt securities into common stock or other capital stock or property, or a combination thereof, and the terms and conditions upon which such conversion or exchange will be effected (including conversion price or exchange ratio), and any limitations on the ownership or transferability of the securities or property into which the debt securities may be converted or exchanged;

•	if other than the trustee under the indenture, any trustees, authenticating or paying agents, transfer agents or registrars or any other agents with respect to the debt securities;

•	if the debt securities do not bear interest, the applicable dates required under the indenture for furnishing information to the trustee regarding the holders of the debt securities;

•	any deletions from, modifications of or additions to (a) the events of default with respect to the debt securities or (b) the right of the trustee or the holders of the debt securities in connection with events of default;

•	any deletions from, modifications of or additions to the covenants with respect to the debt securities;

•	if the amount of payments of principal of, and make-whole amount, if any, and interest on the debt securities may be determined with reference to an index, the manner in which such amount will be determined;

•	whether the debt securities will be issued in whole or in part in the global form of one or more debt securities and, if so, the depositary for such debt securities, the circumstances under which any such debt security may be exchanged for debt securities registered in the name of, and under which any transfer of debt securities may be registered in the name of, any person other than such depositary or its nominee, and any other provisions regarding such debt securities;

•	whether, under what circumstances and the currency in which, we will pay additional amounts on the debt securities to any holder of the debt securities who is not a United States person in respect of any tax, assessment or governmental charge and, if so, whether we will have the option to redeem such debt securities rather than pay such additional amounts (and the terms of any such option);

•	whether the debt securities will be secured by any collateral and, if so, a general description of the collateral and the terms of any related security, pledge or other agreements;

•	the persons to whom any interest on the debt securities will be payable, if other than the registered holders thereof on the regular record date therefor; and

•	any other material terms or conditions upon which the debt securities will be issued.

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Unless otherwise indicated in the applicable prospectus supplement, we will issue debt securities in fully registered form without coupons and in denominations of $1,000 and in integral multiples of $1,000, and interest will be computed on the basis of a 360-day year of twelve 30-day months. If any interest payment date or the maturity date falls on a day that is not a business day, then the payment will be made on the next business day without additional interest and with the same effect as if it were made on the originally scheduled date. “Business day” means any calendar day that is not a Saturday, Sunday or legal holiday in New York, New York, and on which the trustee and commercial banks are open for business in New York, New York.

Unless otherwise indicated in the applicable prospectus supplement, the trustee will act as paying agent and registrar for the debt securities under the indenture. We may act as paying agent under the indenture.

The prospectus supplement will contain a description of material United States federal income tax consequences relating to the debt securities, to the extent pplicable.

Covenants

The applicable prospectus supplement will describe any covenants, such as restrictive covenants restricting us or any of our subsidiaries from incurring, issuing, assuming or guarantying any indebtedness or restricting us or any of our subsidiaries from paying dividends or acquiring any of our or its capital stock.

Consolidation, Merger and Transfer of Assets

The indenture permits a consolidation or merger between us and another entity and/or the sale, conveyance or lease by us of all or substantially all of our property and assets, provided that:

•	the resulting or acquiring entity, if other than us, is organized and existing under the laws of a United States jurisdiction and assumes all of our responsibilities and liabilities under the indenture, including the payment of all amounts due on the debt securities and performance of the covenants in the indenture;

•	immediately after the transaction, and giving effect to the transaction, no event of default under the indenture exists; and

•	we have delivered to the trustee an officers’ certificate stating that the transaction and, if a supplemental indenture is required in connection with the transaction, the supplemental indenture comply with the indenture and that all conditions precedent to the transaction contained in the indenture have been satisfied.

If we consolidate or merge with or into any other entity, or sell or lease all or substantially all of our assets in compliance with the terms and conditions of the indenture, the resulting or acquiring entity will be substituted for us in the indenture and the debt securities with the same effect as if it had been an original party to the indenture and the debt securities. As a result, such successor entity may exercise our rights and powers under the indenture and the debt securities, in our name and, except in the case of a lease, we will be released from all our liabilities and obligations under the indenture and under the debt securities.

Notwithstanding the foregoing, we may transfer all of our property and assets to another entity if, immediately after giving effect to the transfer, such entity is our wholly owned subsidiary. The term “wholly owned subsidiary” means any subsidiary in which we and/or our other wholly owned subsidiaries own all of the outstanding capital stock.

Modification and Waiver

Under the indenture, some of our rights and obligations and some of the rights of the holders of the debt securities may be modified or amended with the consent of the holders of not less than a majority in aggregate principal amount of the outstanding debt securities affected by the modification or amendment. However, the following modifications and amendments will not be effective against any holder without its consent:

•	a change in the stated maturity date of any payment of principal or interest;

•	a reduction in the principal amount of or interest on any debt securities;

•	an alteration or impairment of any right to convert at the rate or upon the terms provided in the indenture;

•	a change in the currency in which any payment on the debt securities is payable;

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•	an impairment of a holder’s right to sue us for the enforcement of payments due on the debt securities; or

•	a reduction in the percentage of outstanding debt securities required to consent to a modification or amendment of the indenture or required to consent to a waiver of compliance with certain provisions of the indenture or certain defaults under the indenture.

Under the indenture, the holders of not less than a majority in aggregate principal amount of the outstanding debt securities may, on behalf of all holders of the debt securities

•	waive compliance by us with certain restrictive provisions of the indenture; and

•	waive any past default under the indenture in accordance with the applicable provisions of the indenture, except a default in the payment of the principal of or interest on any series of debt securities.

Events of Default

Unless we indicate otherwise in the applicable prospectus supplement, “event of default” under the indenture will mean, with respect to any series of debt securities, any of the following:

•	failure to pay interest on any debt security for 30 days after the payment is due;

•	failure to pay the principal of any debt security when due, either at maturity, upon redemption, by declaration or otherwise;

•	failure on our part to observe or perform any other covenant or agreement in the indenture that applies to the debt securities for 90 days after we have received written notice of the failure to perform in the manner specified in the indenture; and

•	certain events of bankruptcy, insolvency or reorganization.

If an event of default occurs and continues, the trustee or the holders of not less than 25% in aggregate principal amount of the outstanding debt securities of such series may declare the entire principal of all the debt securities to be due and payable immediately, except that, if the event of default is caused by certain events in bankruptcy, insolvency or reorganization, the entire principal of all of the debt securities of such series will become due and payable immediately without any act on the part of the trustee or holders of the debt securities. If such a declaration occurs, the holders of a majority of the aggregate principal amount of the outstanding debt securities of such series can, subject to conditions, rescind the declaration. In addition, if there is an “event of default” under the indenture, it may trigger an event of default under our credit agreement.

The indenture requires us to furnish to the trustee not less often than annually a certificate from our principal executive officer, principal financial officer or principal accounting officer, as the case may be, as to such officer’s knowledge of our compliance with all conditions and covenants under the indenture. The trustee may withhold notice to the holders of debt securities of any default, except defaults in the payment of principal of or interest on any debt securities if the trustee in good faith determines that the withholding of notice is in the best interests of the holders. For purposes of this paragraph, “default” means any event which is, or after notice or lapse of time or both would become, an event of default under the indenture.

The trustee is not obligated to exercise any of its rights or powers under the indenture at the request, order or direction of any holders of debt securities, unless the holders offer the trustee satisfactory security or indemnity. If satisfactory security or indemnity is provided, then, subject to other rights of the trustee, the holders of a majority in aggregate principal amount of the outstanding debt securities may direct the time, method and place of

•	conducting any proceeding for any remedy available to the trustee; or

•	exercising any trust or power conferred upon the trustee.

•	The holder of a debt security will have the right to begin any proceeding with respect to the indenture or for any remedy only if:

•	the holder has previously given the trustee written notice of a continuing event of default;

•	the holders of not less than a majority in aggregate principal amount of the outstanding debt securities have made a written request of, and offered reasonable indemnity to, the trustee to begin such proceeding;

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•	the trustee has not started such proceeding within 60 days after receiving the request; and

•	no direction inconsistent with such written request has been given to the trustee under the indenture.

However, the holder of any debt security will have an absolute right to receive payment of principal of and interest on the debt security when due and to institute suit to enforce this payment.

Satisfaction and Discharge; Defeasance

Satisfaction and Discharge of Indenture. Unless otherwise indicated in the applicable prospectus supplement, if at any time,

•	we have paid the principal of and interest on all the debt securities of any series, except for debt securities which have been destroyed, lost or stolen and which have been replaced or paid in accordance with the indenture, as and when the same shall have become due and payable, or

•	we have delivered to the trustee for cancellation all debt securities of any series theretofore authenticated, except for debt securities of such series which have been destroyed, lost or stolen and which have been replaced or paid as provided in the indenture, or

•	all the debt securities of such series not theretofore delivered to the trustee for cancellation have become due and payable, or are by their terms to become due and payable within one year or are to be called for redemption within one year, and we have deposited with the trustee, in trust, sufficient money or government obligations, or a combination thereof, to pay the principal, any interest and any other sums due on the debt securities, on the dates the payments are due or become due under the indenture and the terms of the debt securities, then the indenture shall cease to be of further effect with respect to the debt securities of such series, except for (a) rights of registration of transfer and exchange, and our right of optional redemption, (b) substitution of mutilated, defaced, destroyed, lost or stolen debt securities, (c) rights of holders to receive payments of principal thereof and interest thereon upon the original stated due dates therefor (but not upon acceleration) and remaining rights of the holders to receive mandatory sinking fund payments, if any, (d) the rights, obligations and immunities of the trustee under the indenture and (e) the rights of the holders of such series of debt securities as beneficiaries thereof with respect to the property so deposited with the trustee payable to all or any of them.

Defeasance and Covenant Defeasance. Unless otherwise indicated in the applicable prospectus supplement, we may elect with respect to any debt securities of any series either:

•	to defease and be discharged from all of our obligations with respect to such debt securities (“defeasance”), with certain exceptions described below; or

•	to be released from our obligations with respect to such debt securities under such covenants as may be specified in the applicable prospectus supplement, and any omission to comply with those obligations will not constitute a default or an event of default with respect to such debt securities (“covenant defeasance”).

We must comply with the following conditions before the defeasance or covenant defeasance can be effected:

•	we must irrevocably deposit with the indenture trustee or other qualifying trustee, under the terms of an irrevocable trust agreement in form and substance satisfactory to the trustee, trust funds in trust solely for the benefit of the holders of such debt securities, sufficient money or government obligations or a combination thereof, to pay the principal, any interest and any other sums on the due dates for those payments; and

•	we must deliver to the trustee an opinion of counsel to the effect that the holders of such debt securities will not recognize income, gain or loss for federal income tax purposes as a result of defeasance or covenant defeasance, as the case may be, to be effected with respect to such debt securities and will be subject to federal income tax on the same amount, in the same manner and at the same times as would be the case if such defeasance or covenant defeasance, as the case may be, had not occurred.

In connection with defeasance, any irrevocable trust agreement contemplated by the indenture must include, among other things, provision for (a) payment of the principal of and interest on such debt securities, if any, appertaining thereto when due (by redemption, sinking fund payments or otherwise), (b) the payment of the expenses of the trustee incurred or to be incurred in connection with carrying out such trust provisions, (c) rights of registration, transfer, substitution and exchange of such debt securities in accordance with the terms stated in the indenture and (d) continuation of the rights, obligations and immunities of the trustee as against the holders of such debt securities as stated in the indenture.

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The accompanying prospectus supplement may further describe any provisions permitting or restricting defeasance or covenant defeasance with respect to the debt securities of a particular series.

Global Securities

Unless otherwise indicated in the applicable prospectus supplement, each debt security offered by this prospectus will be issued in the form of one or more global debt securities representing all or part of that series of debt securities. This means that we will not issue certificates for that series of debt securities to the holders. Instead, a global debt security representing that series will be deposited with, or on behalf of, a securities depositary and registered in the name of the depositary or a nominee of the depositary. Any such depositary must be a clearing agency registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). We will describe the specific terms of the depositary arrangement with respect to a series of debt securities to be represented by a global security in the applicable prospectus supplement.

Notices

We will give notices to holders of the debt securities by mail at the addresses listed in the security register. In the case of notice in respect of unregistered securities or coupon securities, we may give notice by publication in a newspaper of general circulation in New York, New York.

Governing Law

The indenture and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York, except to the extent the Trust Indenture Act of 1939, as amended, is applicable.

Regarding the Trustee

From time to time, we may maintain deposit accounts and conduct other banking transactions with the trustee to be appointed under the indenture or its affiliates in the ordinary course of business.

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DESCRIPTION OF UNITS

As specified in the applicable prospectus supplement, we may issue units consisting of shares of common stock and warrants or any combination of such securities.

The applicable prospectus supplement will specify the following terms of any units in respect of which this prospectus is being delivered:

•	The terms of the units and of any of the common stock and warrants comprising the units, including whether and under what circumstances the securities comprising the units may be traded separately;

•	a description of the terms of any unit agreement governing the units; and

•	a description of the provisions for the payment, settlement, transfer or exchange of the units.

Each applicable unit agreement will be governed by, and construed in accordance with, the laws of State of New York.

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PLAN OF DISTRIBUTION

We may sell the securities described in this prospectus from time to time pursuant to underwritten public offerings, negotiated transactions, block trades or a combination of these methods. We may sell the securities separately or together:

•	directly to investors, including through a specific bidding, auction, or other process;

•	to investors through agents;

•	directly to agents;

•	to or through brokers or dealers;

•	to the public through underwriting syndicates led by one or more managing underwriters;

•	in privately negotiated transactions;

•	to one or more underwriters acting alone for resale to investors or to the public;

•	in a registered direct offering; and

•	through a combination of any such methods of sale.

Our common stock may be issued upon conversion of debt securities. Securities may also be issued upon exercise of warrants or rights and division of units and we reserve the right to sell securities directly to investors on their own behalf in those jurisdictions where they are authorized to do so.

If we sell securities to a dealer acting as principal, the dealer may resell such securities at varying prices to be determined by such dealer in its discretion at the time of resale without consulting with us and such resale prices may not be disclosed in the applicable prospectus supplement.

Any underwritten offering may be on a best efforts or a firm commitment basis. We may also offer securities through subscription rights distributed to our stockholders on a pro rata basis, which may or may not be transferable. In any distribution of subscription rights to stockholders, if all of the underlying securities are not subscribed for, we may then sell the unsubscribed securities directly to third parties or may engage the services of one or more underwriters, dealers or agents, including standby underwriters, to sell the unsubscribed securities to third parties.

We may distribute the securities from time to time in one or more transactions:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to such prevailing market prices;

•	at varying prices determined at the time of sale; or

•	at negotiated prices.

Any of the prices may represent a discount from the then prevailing market prices.

We may determine the price or other terms of the securities offered under this prospectus by use of an electronic auction. We will describe in the applicable prospectus supplement how any auction will be conducted to determine the price or any other terms of the securities, how potential investors may participate in the auction and, where applicable, the nature of the underwriters’ obligations with respect to the auction.

We may solicit directly offers to purchase the securities being offered by this prospectus. We may also designate agents to solicit offers to purchase the securities from time to time. We will name in a prospectus supplement any agent involved in the offer or sale of the securities.

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If we utilize an underwriter in the sale of the securities being offered by this prospectus, we will execute an underwriting agreement with the underwriter at the time of sale and we will provide the name of any underwriter in the prospectus supplement that the underwriter will use to make resales of the securities to the public. Any underwritten offering may be on a best efforts or firm commitment basis. In connection with the sale of the securities, we or the purchasers of the securities for whom the underwriter may act as agent may compensate the underwriter in the form of underwriting discounts or commissions. The underwriter may sell the securities to or through dealers, and the underwriter may compensate those dealers in the form of discounts, concessions or commissions.

We, our underwriters, dealers or agents may facilitate the marketing of an offering online directly or through one of their affiliates. In those cases, prospective investors may view offering terms and a prospectus online and, depending upon the particular underwriter, dealer or agent, place orders online or through their financial advisors.

We will provide in the applicable prospectus supplement (i) the identity of any underwriter, dealer or agent, (ii) any compensation we will pay to underwriters, dealers or agents in connection with the offering of the securities, (iii) any discounts, concessions or commissions allowed by underwriters to participating dealers, (iv) the amounts underwritten; and (v) the nature of the underwriter’s or underwriters’ obligation to take the securities. Underwriters, dealers and agents participating in the distribution of the securities may be deemed to be underwriters within the meaning of the Securities Act, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions. We may enter into agreements to indemnify underwriters, dealers and agents against civil liabilities, including liabilities under the Securities Act, or to contribute to payments they may be required to make in respect thereof.

Unless otherwise specified in the related prospectus supplement, each series of securities will be a new issue with no established trading market, other than shares of common stock, which are listed on the NYSE MTK. Any common stock sold pursuant to a prospectus supplement will be eligible for listing and trading on the NYSE MTK, subject to applicable notices. We may elect to list any series of warrants, rights, debt securities, units or depositary shares on an exchange, but we are not obligated to do so. It is possible that one or more underwriters may make a market in the securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of, or the trading market for, any offered securities.

To facilitate the offering of securities, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involve the sale by persons participating in the offering of more securities than we sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing the securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if the securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

We do not make any representation or prediction as to the direction or magnitude of any effect that the transactions described above might have on the price of the securities. In addition, we do not make any representation that underwriters will engage in such transactions or that such transactions, once commenced, will not be discontinued without notice.

We may authorize underwriters, dealers or agents to solicit offers by certain purchasers to purchase the securities at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth any commissions we pay for solicitation of these contracts.

We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the parties may sell securities covered by this prospectus and the applicable prospectus supplement, including short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. If the third party is or may be deemed to be an underwriter under the Securities Act, it will be identified in the applicable prospectus supplement. In addition, we may otherwise loan or securities to a financial institution or other third party that in turn may sell the securities short using this prospectus. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

To comply with applicable state securities laws, the securities offered by this prospectus will be sold, if necessary, in such jurisdictions only through registered or licensed brokers or dealers. In addition, securities may not be sold in some states unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

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The underwriters, dealers and agents may engage in transactions with us, or perform services for us, in the ordinary course of business.

LEGAL MATTERS

Certain legal matters with respect to United States and New York law relating to the validity of certain of the offered securities will be passed upon for us by DLA Piper LLP (US), New York, New York. Certain legal matters with respect to Nevada law relating to the validity of certain of the offered securities will be passed upon for us by Brownstein Hyatt Farber Schreck, LLP, Las Vegas, Nevada.

EXPERTS

The consolidated financial statements as of December 31, 2012, and 2013 and for each of the two years in the period ended December 31, 2013 incorporated by reference in this prospectus have been so incorporated in reliance on the reports of BDO China Shu Lun Pan Certified Public Accountants LLP, an independent registered public accounting firm, also incorporated herein by reference, and given on the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and special reports, along with other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. You may also read and copy any document we file at the SEC’s Public Reference Room at 100 F Street, NE, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room.

This prospectus is part of a registration statement on Form S-3 that we filed with the SEC to register the securities offered hereby under the Securities Act of 1933, as amended. This prospectus does not contain all of the information included in the registration statement, including certain exhibits and schedules. You may obtain the registration statement and exhibits to the registration statement from the SEC at the address listed above or from the SEC’s internet site.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the information that we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. The following documents were filed with the SEC pursuant to the Exchange Act and are incorporated by reference and made a part of this prospectus:

•	Our Annual Report on Form 10-K for the year ended December 31, 2013, filed with the SEC on March 25, 2014;

•	Our Quarterly Report on Form 10-Q for the three months ended March 31, 2014, filed with the SEC on May 15, 2014;

•	Our Current Reports on Form 8-K filed with the SEC on May 28, 2014, March 6, 2014 and March 5, 2014; and

•	The description of our Common Stock contained in our Registration Statement on Form 8-A filed May 10, 2007 (File No. 000-52639), including any amendment or report filed for the purpose of updating such description.

All documents that we file with the SEC pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act after the date of the initial filing of the registration statement that contains this prospectus and prior to the effectiveness of such registration statement and after the date of this prospectus until the sale of all of the securities covered by this prospectus shall also be deemed to be incorporated herein by reference (other than any portions of any such documents that are not deemed “filed” under the Exchange Act in accordance with the Exchange Act and applicable SEC rules) and will automatically update information in this prospectus.

Any statement contained herein or made in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein, or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We will provide without charge to each person to whom this prospectus is delivered, upon oral or written request, a copy of any or all of the foregoing documents incorporated herein by reference (other than exhibits to such documents unless such exhibits are specifically incorporated by reference into the information that this prospectus incorporates). Written or telephone requests should be directed to: Orient Paper, Inc., Science Park, Juli Road, Xushui County, Baoding City, Hebei Province, People’s Republic of China 072550. Our telephone number is 011- (86) 312-8698215.

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